Exhibit 99.1

Investor Relations ir@sohohouseco.com Media and Press press@sohohouseco.com

Soho House & Co Inc. Announcement

LONDON, U.K. FEBRUARY 9, 2024 — Soho House & Co Inc. (NYSE: SHCO) (“Company”) today issued the following announcement.

Soho House & Co Inc. fundamentally rejects the recent report published by GlassHouse Research, which contains factual inaccuracies, analytical errors, and false and misleading statements, all designed to adversely impact the Company’s stock price for the benefit of the short-seller. The Company was not contacted for any comment or clarifications prior to the report being released. The Company is confident in the strength of its business and is focused on executing its strategy.

The Company will be reporting its 2023 results on March 6, 2024. At this time, the Company expects its operating results to be in line with the guidance issued on November 10, 2023. In addition, on March 6, 2024, the Company will issue full year guidance for 2024 which will demonstrate the expectation for continued growth in membership, revenues and Adjusted EBITDA, as well as positive Cash flows from operating activities.

Members of the Board and their affiliates (collectively, the “Insiders”) own 74% of the Company’s common stock outstanding. Since going public but prior to the formation of the Special Committee described below, the Company and Insiders had been active purchasing shares, acquiring 11 million shares, or approximately 6% of the outstanding common stock of the Company at a weighted average price of approximately $6 per share. The Company announces today that the Board has approved a new $50 million share repurchase authorization. As of the last reported quarter-end, October 1, 2023, the Company had $163 million of Cash and Cash Equivalents (including Restricted cash) and an undrawn approximately $90 million Revolving Credit Facility.

The Company also announces that in the fall of 2023, the Board formed an independent Special Committee of the Board to evaluate certain strategic transactions, some of which may result in the Company becoming a private company. No assurances can be given that the Special Committee’s assessment will result in any change in strategy, or if a transaction is undertaken. The Special Committee has engaged legal and financial advisors to assist it with its review. The Company does not expect to make further public comment regarding these matters unless and until a specific transaction or alternative has been approved or the Company otherwise concludes its reviews.

ENDS

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the remainder of fiscal 2023 and 2024, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended January 1, 2023 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

About Soho House & Co:

Soho House & Co (SHCO) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the Soho House & Co platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with Soho House & Co through our global collection, as at December 31, 2023, of 42 Soho Houses, 9 Soho Works, Scorpios Beach Club in Mykonos, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The Ned in London, New York and Doha, The LINE and Saguaro hotels in North America also form part of Soho House & Co's wider portfolio.

For more information, please visit www.sohohouseco.com Source: Soho House & Co (SHCO)